SANYO GROUP AFFILIATES INVEST US$2 MILLION IN STRATEGIC ALLIANCE
WITH IMAGIS TECHNOLOGIES AND INTACTA TECHNOLOGIES

Tokyo, Japan, Vancouver, Canada and Atlanta, USA - January 23, 2002: Sanyo Semiconductor Company ("Sanyo"), Imagis Technologies, Inc., (OTCBB: IGSTF; CDNX: NAB; Germany: IGY) ("Imagis"), and Intacta Technologies Inc. (OTCBB: ITAC) ("Intacta"), today announced that they have entered into a Memorandum of Understanding ("MOU") to form a strategic alliance to develop, manufacture and market hardware and software solutions to create integrated systems incorporating Sanyo's system design expertise in electronics, optical devices and embedded systems with Imagis' facial and image recognition algorithms and Intacta's patented encoding and compression technologies. The new venture will be initially capitalized with approximately US$2 million, and will, as well as Intacta and Imagis, include several subsidiaries and affiliates of the Sanyo group:

  SANYO Semiconductor Corporation (HQ: New Jersey, USA)
  SANYO Semicon Device Company Limited (Tokyo, Japan)
  SANYO LSI Design System Soft Company Limited (Gunma, Japan)
  Shinwa Electronic Device Company Limited (Saitama, Japan)
  OS Electronics Company Limited (Tokyo, Japan)
  Shin-Nichi Electronics Company Limited (Tokyo, Japan)

The integrated systems will be designed for organizations within the public and private sectors, including airport security and access control, borders, surveillance, identity verification and authentication systems, and will provide for highly customizable applications to meet specific governmental requirements. The proposed products include authentication systems for use in e-commerce using mobile devices such as PDAs and cellular telephones. Sanyo currently manufactures and markets advanced cellular phones with an integrated digital camera.

Under the terms of the MOU, Sanyo, Imagis and Intacta have agreed to form a new company, with headquarters in Japan, that will oversee the design, manufacture and technology development of the security products and systems.

"The need for specialized security technologies integrating advanced biometric solutions is on the rise globally with rapid time-to-market, and electronics and software companies that bring their technologies together to meet this demand will succeed," said Tsutomu Nakazawa, general manager, System Micro Business Unit of Sanyo Semiconductor Company's System Business Division. "The increased attention on overall security calls for technology innovation in hardware, together with integrated biometric and encryption security solutions. As leaders in providing biometrics and encoding technologies, Imagis and Intacta are well-positioned to develop products to meet market needs globally, and Sanyo looks forward to forging a relationship with them."

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News Release January 23, 2002 Page 2	IMAGIS Technologies Inc. Suite 1300 1075 West Georgia Street Vancouver, BC Canada V6E 3C9 Tel: (604) 684-2449 Fax: (604) 684-4601 www.imagistechnologies.com sandy@imagistechnologies.com

On October 2, 2001, Imagis and Intacta announced their agreement to develop an integrated identity verification and access control solution, called XPRESS.ID-2000, which combines Imagis' facial recognition software, ID-2000™, with Intacta's patented encoding technology, Intacta.Code™. The Sanyo group has developed an economical specialized scanning device to read identity documents created using XPRESS.ID-2000.

"We are looking forward to the new alliance with Sanyo," stated Noel Bambrough, President & CEO of Intacta. "XPRESS.ID-2000 will be combined with Sanyo's proprietary fingerprint identification technology in an embedded identity verification and access control system integrating a customized digital camera with a fingerprint sensor for a complete, highly secure solution combining advanced electronics hardware with sophisticated biometrics."

"With their intense focus on improving security, the public and private sectors have increased funding for the installation of advanced security technology. Our strategic alliance with Sanyo and Intacta will enable us to develop access control and verification solutions that blend the most effective biometric technologies and bring them to market quickly," said Iain Drummond, CEO of Imagis. "Sanyo's drive for innovation, along with Imagis' ongoing partnership with Intacta, will foster the ideal environment to rapidly develop the highly advanced and customizable biometric security solutions."

Imagis ID-2000 uses more than 200 facial descriptors, generated from its sophisticated image analysis algorithms, to capture, compare and display an individual's face against a database quickly and efficiently. ID-2000 allows an individual to be identified in seconds, using only an image or photograph as the primary search criterion. Extensive links enable the database to be mined further to display details of aliases, associates, as well as images of other distinguishing features such as marks, scars and tattoos. ID-2000 is now used by law enforcement agencies in Canada, the United States, Mexico and the United Kingdom.

About Sanyo Semiconductor Company
 The SANYO Semiconductor Company is one of the five principal companies of SANYO Electric Co., Ltd. SANYO Semiconductor Company produces a wide range of semiconductor devices used in embedded system solutions for market leading electronic applications. Specializing in mixed signal devices that understand both analog and digital signals, SANYO Semiconductor Company is increasingly becoming known for its ability in providing system solutions for the latest technologies. SANYO Semiconductor Company is on the web at http://www.semic.sanyo.co.jp/index_e.htm

About Imagis Technologies Inc.
 Imagis (OTCBB: IGSTF; CDNX: NAB; Germany: IGY) is a developer and marketer of software applications and advanced biometric facial recognition software solutions both as products and as a Software Development Kit. These applications provide a range of security solutions in various industry sectors including airports, law enforcement, customs, immigration and other government agencies, and

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News Release January 23, 2002 Page 3	IMAGIS Technologies Inc. Suite 1300 1075 West Georgia Street Vancouver, BC Canada V6E 3C9 Tel: (604) 684-2449 Fax: (604) 684-4601 www.imagistechnologies.com sandy@imagistechnologies.com gaming. Imagis currently has well over a hundred installations, including Toronto's Pearson International Airport, the world's 16th busiest airport. Imagis markets its products through a network of business partners located in North America, Asia, Europe and Latin America, and has installations in the US, Canada, Mexico, and the UK. Imagis' Chairman is Oliver "Buck" Revell, who served for over 30 years in the FBI, and during his career advanced to the number-two career post of Associate Deputy Director. Imagis is on the web at http://www.imagistechnologies.com.

About Intacta Technologies Inc.
 INTACTA.CODE (OTCBB: ITAC) provides a method of embedding data, securely and reliably, for security solutions utilizing biometric technologies such as facial recognition and finger prints, across a full array of digital (mainframe to PDA), wireless and hard copy devices. INTACTA.CODE may be utilized to provide hierarchical layers of security for the same block of data. INTACTA.CODE is not just another version of encryption. It is a unique process that provides the security of encryption with a host of other functions. INTACTA.CODE is a COM-based component that compresses and encrypts any data - such as applications, images, database records, and documents - into a graphic form representing the binary information. Any ODBC compliant database can store and query INTACTA.CODE, which can be sent electronically over an intranet, the Internet, or wirelessly to mobile devices. It can also be printed and faxed allowing secure transmission of sensitive data on printed material.

Intacta.Code is a registered trademark of Intacta Technologies Inc. Other registered and unregistered trademarks mentioned herein are the property of their respective owners.

Forward Looking Statements
 This press release contains statements that constitute "forward-looking statements" within the meaning of Section 21B of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements.

Forward-looking statements in this release include our expectations as to the success of our strategic alliance with Sanyo and Intacta and the anticipated benefits of that relationship; our expectations as to the timing of the product prototype launches; our expectations as to the expansion of such product launches into other markets; and the anticipated benefits to potential customers from these products. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties such as: any unforeseen incompatibilities among our technology and the respective technologies of Sanyo and Intacta; any technical difficulties related to integrating our technology and the respective technologies of

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News Release January 23, 2002 Page 4	IMAGIS Technologies Inc. Suite 1300 1075 West Georgia Street Vancouver, BC Canada V6E 3C9 Tel: (604) 684-2449 Fax: (604) 684-4601 www.imagistechnologies.com sandy@imagistechnologies.com

Sanyo and Intacta; the possibility of technical difficulties or delays in future product introductions and improvements; the acceptance of the product prototypes in targeted markets; product development, product pricing initiatives of the proposed new ventures and those of our competitors; and the other risks and uncertainties described in our Form 10-KSB filed with the United States Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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CONTACTS:
Investor Relations Sandra Buschau Imagis Technologies Inc. Tel: 604 684-2449 Email: sandy@imagistechnologies.com Website: http://www.imagistechnologies.com	Media Relations Christina Schneider, Tara Dugan Schwartz Communications Inc. Tel: 1 415 512-0770 Email: imagis@schwartz-pr.com

Noel Bambrough President & CEO Intacta Technologies Inc. Tel: 404 880-9919 Email: nbambrough@intacta.com Website: http://www.intacta.com	Huw Thomas Sanyo Semiconductor Company Tokyo Technology Center (AMTEC) Tel: 81-3-3-3837-6351 Email: huw@mo.idc.lsi.sanyo.co.jp Website: http://www.semic.sanyo.co.jp/index_e.htm